                                                                    Exhibit 99.2

                              ARTHUR ANDERSEN LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Stow Mills, Inc.:

We have audited the accompanying combined balance sheets of Stow Mills, Inc. (a Vermont corporation) and subsidiary and Hendrickson Partners as of December 31, 1996 and 1995, and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial positions of Stow Mills, Inc. and subsidiary and Hendrickson Partners as of December 31, 1996 and 1995, and the results of their combined operations and their combined cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.


                                           /s/ Arthur Andersen LLP

Manchester, New Hampshire
March 14, 1997

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

               COMBINED BALANCE SHEETS--DECEMBER 31, 1996 AND 1995


                         ASSETS                                  1996             1995
CURRENT ASSETS:
   Cash                                                    $       412,017   $       387,199
   Accounts receivable, less reserves of $143,000 and
     $133,000 in 1996 and 1995, respectively                    14,171,382        12,748,188
   Inventory                                                    26,465,143        19,736,603
   Prepaid expenses                                                521,815           263,673
                                                           ---------------   ---------------

         Total current assets                                   41,570,357        33,135,663
                                                           ---------------   ---------------



PROPERTY AND EQUIPMENT, AT COST
   Land and improvements                                           702,752           702,752
   Building                                                      7,489,894         7,490,179
   Rental property                                               1,554,683         1,554,683
   Motor vehicles                                                   21,454            21,454
   Office equipment, furniture and fixtures                      9,047,966         7,871,256
   Equipment under capital leases                                  767,032           413,219
   Construction-in-progress                                         66,707                 -
                                                           ---------------   ---------------
                                                                19,650,488        18,053,543

   Less--Accumulated depreciation and amortization               7,363,252         5,936,491
                                                           ---------------   ---------------
                                                                12,287,236        12,117,052
                                                           ---------------   ---------------


OTHER ASSETS, NET                                                  521,464           492,860
                                                           ---------------   ---------------

         Total assets                                      $    54,379,057   $    45,745,575
                                                           ===============   ===============


          LIABILITIES AND STOCKHOLDERS' EQUITY                   1996               1995
CURRENT LIABILITIES:
   Current portion of capitalized lease obligations and
     long-term debt                                        $       940,808   $     1,190,166
   Accounts and drafts payable                                  12,514,514        12,134,897
   Accrued expenses                                              1,448,266         1,372,576
   Demand notes payable to officers/stockholders                   583,226           320,740
                                                           ---------------   ---------------

         Total current liabilities                              15,486,814        15,018,379
                                                           ---------------   ---------------

LONG-TERM REVOLVING LINE OF CREDIT                              23,193,244        15,631,159
                                                           ---------------   ---------------

LONG-TERM DEBT, LESS CURRENT PORTION                             5,283,161         5,650,096
                                                           ---------------   ---------------

CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT PORTION                358,664           249,324
                                                           ---------------   ---------------

NOTES PAYABLE TO OFFICERS/STOCKHOLDERS                           6,043,097         5,482,568
                                                           ---------------   ---------------

COMMITMENTS AND CONTINGENCIES (Notes 5 and 7)

STOCKHOLDERS' EQUITY:

   Common stock, $1 par value-
     Voting-
        Authorized--8,502 shares
       Issued and outstanding--200 shares                              200               200
     Nonvoting-
       Authorized, issued and outstanding--1,498 shares              1,498             1,498
   Additional paid-in capital                                      299,641           299,641
   Retained earnings/partners'  capital                          3,712,738         3,412,710
                                                           ---------------   ---------------

         Total stockholders' equity                              4,014,077         3,714,049
                                                           ---------------   ---------------

         Total liabilities and stockholders' equity        $    54,379,057   $    45,745,575
                                                           ===============   ===============


    The accompanying notes are an integral part of these combined financial statements.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                        COMBINED STATEMENTS OF OPERATIONS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                          1996                1995               1994
NET SALES                                                          $     207,611,669  $     175,526,583   $     159,265,056

COST OF SALES                                                            167,508,947        140,594,013         129,294,938
                                                                   -----------------  -----------------   -----------------

         Gross profit                                                     40,102,722         34,932,570          29,970,118

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                              36,533,088         32,702,263          28,885,256
                                                                   -----------------  -----------------   -----------------

         Income from operations                                            3,569,634          2,230,307           1,084,862

OTHER INCOME                                                                 305,510            254,584             348,144

INTEREST EXPENSE                                                           2,700,892          2,566,262           2,116,255
                                                                   -----------------  -----------------   -----------------

         Net income (loss) before provision for income taxes               1,174,252            (81,371)           (683,249)

PROVISION FOR INCOME TAXES                                                   148,754             24,305              50,614
                                                                   -----------------  -----------------   -----------------

         Net income (loss)                                         $       1,025,498  $        (105,676)  $        (733,863)
                                                                   =================  =================   =================

NET INCOME (LOSS) PER SHARE                                            $603.94              $(62.24)           $(432.19)
                                                                       =======              =======            ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                               1,698                1,698               1,698
                                                                       =======              =======            ========


   The accompanying notes are an integral part of these combined financial statements.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994

                                     Common Stock               Common Stock                        Retained
                                        Voting                    Nonvoting          Additional     Earnings/        Total
                                  Number of     $1           Number of       $1        Paid-in      Partners'    Stockholders'
                                   Shares    Par Value        Shares     Par Value     Capital      Capital          Equity
BALANCE, DECEMBER 31, 1993           200   $       200         1,498   $     1,498   $   299,641   $ 4,726,209    $ 5,027,548

   Net loss                           --            --            --            --            --      (733,863)      (733,863)

   Partner withdrawals                --            --            --            --            --      (330,000)      (330,000)

   Dividends                          --            --            --            --            --       (16,980)       (16,980)
                             -----------   -----------   -----------   -----------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1994           200           200         1,498         1,498       299,641     3,645,366      3,946,705

   Net loss                           --            --            --            --            --      (105,676)      (105,676)

   Partner withdrawals                --            --            --            --            --      (110,000)      (110,000)

   Dividends                          --            --            --            --            --       (16,980)       (16,980)
                             -----------   -----------   -----------   -----------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1995           200           200         1,498         1,498       299,641     3,412,710      3,714,049

   Net income                         --            --            --            --            --     1,025,498      1,025,498

   Partner withdrawals                --            --            --            --            --      (700,000)      (700,000)

   Dividends                          --            --            --            --            --       (25,470)       (25,470)
                             -----------   -----------   -----------   -----------   -----------   -----------    -----------

BALANCE, DECEMBER 31, 1996           200   $       200         1,498   $     1,498   $   299,641   $ 3,712,738    $ 4,014,077
                             ===========   ===========   ===========   ===========   ===========   ===========    ===========


   The accompanying notes are an integral part of these combined financial statements.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                        COMBINED STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994


                                                                                       1996             1995              1994
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                                            $     1,025,498   $      (105,676) $      (733,863)
   Adjustments to reconcile net income (loss) to net cash provided by (used
   in) operating activities-
     Depreciation and amortization                                                    1,455,346         1,367,000        1,262,911
     Loss on sale of property and equipment                                               9,599            92,900                -
     Changes in assets and liabilities, net of acquisition-
       Accounts receivable, net                                                      (1,215,757)       (1,838,805)      (1,125,388)
       Inventory                                                                     (6,369,241)       (1,720,474)       3,151,553
       Prepaid expenses                                                                (207,024)          (11,127)         (91,977)
       Other assets                                                                       8,463            23,238          (47,834)
       Accounts and drafts payable                                                      (54,719)        2,003,862         (358,674)
       Accrued expenses                                                                  58,214           110,775          114,925
       Accrued income taxes payable                                                       8,986           (26,460)           6,460
                                                                                ---------------   ---------------  ---------------

              Net cash provided by (used in) operating activities                    (5,280,635)         (104,767)       2,178,113
                                                                                ---------------   ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition, net of cash acquired                                                   (899,931)                -                -
   Property and equipment additions                                                    (538,875)         (413,873)        (348,303)
   Proceeds from sale of property and equipment                                          10,000            13,319                -
   Increase in construction-in-progress                                                 (66,707)                -                -
   Increase in cash surrender value                                                     (42,970)          (58,686)         (26,300)
                                                                                ---------------   ---------------  ---------------

              Net cash used in investing activities                                  (1,538,483)         (459,240)        (374,603)
                                                                                ---------------   ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line of credit                                                       7,562,085         2,914,850                -
   Payments of long-term debt and capitalized lease obligations                        (824,183)         (813,728)      (5,199,476)
   Proceeds from notes payable to officers/stockholders                                 842,956         1,030,000        4,075,790
   Payments on notes payable to officers/stockholders                                   (19,942)       (2,603,500)               -
   Dividends paid                                                                       (16,980)          (16,980)         (16,980)
   Cash distributions paid to partners                                                 (700,000)         (110,000)        (330,000)
                                                                                ---------------   ---------------  ---------------

              Net cash provided by (used in) financing activities                     6,843,936           400,642       (1,470,666)
                                                                                ---------------   ---------------  ---------------

NET INCREASE (DECREASE) IN CASH                                                          24,818          (163,365)         332,844

CASH, BEGINNING OF YEAR                                                                 387,199           550,564          217,720
                                                                                ---------------   ---------------  ---------------

CASH, END OF YEAR                                                               $       412,017   $       387,199  $       550,564
                                                                                ===============   ===============  ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                       $     2,727,869   $     2,195,501  $     1,902,320
                                                                                ===============   ===============  ===============
   Cash paid for taxes                                                          $       136,403   $        80,577  $       125,085
                                                                                ===============   ===============  ===============

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Reconciliation of assets acquired and liabilities assumed in acquisition-
     Fair value of assets acquired                                              $     1,347,877   $             -  $             -
     Cash paid                                                                         (900,881)                -                -
                                                                                ---------------   ---------------  ---------------
   Liabilities assumed                                                          $       446,996   $             -  $             -
                                                                                ===============   ===============  ===============
   Capital lease obligation                                                     $       304,571   $       458,104  $             -
                                                                                ===============   ===============  ===============


   The accompanying notes are an integral part of these combined financial statements.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996




(1)    OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

       (a)    Organization and Operations

              The accompanying combined financial statements combine the accounts of Stow Mills, Inc. (Stow), its wholly owned subsidiary,
              R. B. Acquisition, LLC, and Hendrickson Partners. Stow Mills, Inc. and subsidiary (the Company) is a distributor of health and natural food products. The Company's distribution activities are conducted from three warehouse locations through a fleet of leased delivery vehicles. The Company's principal customer segments are natural food stores, natural food store chains and supermarkets throughout the Northeast, Mid-Atlantic and portions of the Mid-West. Hendrickson Partners (the Partnership) is a real estate partnership owned by the principal officers and stockholders of the Company. The Partnership owns one of the Company's warehouse operating facilities.

       (b)    Acquisition of Rainbow Distributing, Inc.

              The Company formed R. B. Acquisition, LLC d/b/a Rainbow Distributing, Inc. (Rainbow) in order to purchase substantially all the assets and assume certain liabilities of Rainbow Distributing, Inc. effective January 26, 1996. The purchase price of $1,347,877 consisted of $900,881 cash paid to the sellers and $446,996 in liabilities and closing costs assumed at closing. Rainbow is a distributor of health and natural food products and is located in Chicago, Illinois. The Company accounted for this business combination as a purchase.

              The following unaudited pro forma information presents the results of operations of Stow, the Partnership and Rainbow for the year ended December 31, 1995, with pro forma adjustments as if the Rainbow transaction had been consummated as of the beginning of that period. No pro forma results are presented for 1996 due to the acquisition occurring near the beginning of the year. The pro forma information does not purport to be indicative of what would have occurred had the acquisition been made as of January 1, 1995 or of results that may occur in the future.

              Pro forma information (unaudited) is as follows:


                                                        1995
              Net sales                          $     183,332,293
                                                 =================

              Net loss                           $        (477,557)
                                                 =================

              Net loss per share                     $(281.25)
                                                     ========

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(1)    OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

       (c)    Use of Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (d)    Inventory

              Inventory is stated at the lower of cost or market determined by the last-in, first out (LIFO) method. The excess of current costs determined by the first-in, first-out (FIFO) method over the carrying values of LIFO inventories was $2,079,212 and $1,492,152 at December 31, 1996 and 1995, respectively.

       (e)    Property and Equipment

              Property and equipment are recorded at cost. Expenditures for maintenance, repairs and renewals of minor items are generally charged to expense as incurred. Depreciation and amortization of plant and equipment are provided for by using the straight-line method over the following estimated useful lives:


                                                             Estimated
                         Asset Classification               Useful Lives
              Building and improvements                       20-30 years
              Equipment                                        5-20 years
              Motor vehicles                                    3-5 years
              Office equipment, data processing equipment
                and furniture and fixtures                     5-10 years


              Depreciation and amortization expense for the years ended December 31, 1996, 1995 and 1994 was $1,455,346, $1,367,000 and $1,262,911,
              respectively.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(1)     OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

        (f)   Significant Customers

              The Company had one customer in 1996 and two customers in 1995 and 1994 who provided 10% or more of the Company's revenue. Total sales to these customers were approximately $83,595,000, $66,864,000 and $57,009,000 for December 31, 1996, 1995 and 1994,
              respectively.

        (g)   Rental Income

              The Company leases its former operating facility to a lessee under noncancelable operating leases expiring January 31, 1999. The combined rental income from these leases was approximately $273,000, $314,000 and $307,000 in 1996, 1995 and 1994,
              respectively. The cost of the rental property is included in property and equipment.

        (h)   Income Taxes

              The Company has elected to be treated as an S corporation for federal income tax purposes, and as such, the stockholders of the Company are responsible for reporting their proportionate share of the Company's federal taxable income to the Internal Revenue Service. Therefore, the Company does not provide for federal income taxes.

              The Company follows the liability method of accounting for state income taxes. Under the liability method, deferred taxes are recognized for the future tax consequences of the differences between financial statement and tax bases of assets and liabilities using enacted tax rates. Deferred income tax expense (benefit) is based on the changes in the assets or liabilities from period to period. These deferred tax assets/liabilities were immaterial to the Company's financial position at December 31, 1996 and 1995.

        (i)   Disclosure About Fair Value of Financial Instruments

              Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 107, Disclosures About Fair Value of Financial Instruments, which requires that the Company disclose estimated fair values for certain financial instruments. The Company's financial instruments consist primarily of cash, accounts receivable, lines of credit, accounts and drafts payable and long-term debt. The carrying amounts of these financial instruments approximate their fair values.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(1)     OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES (Continued)

        (j)   Accounting for the Impairment of Long-Lived Assets

              The Company and the Partnership adopted SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of, effective January 1, 1996. SFAS No. 121 addresses the accounting for impairment of long-lived assets and certain identifiable intangibles to be held and used by an entity, as well as long-lived assets and certain identifiable intangibles to be disposed of. The adoption of SFAS No. 121 did not have a significant impact on the financial position or results of operations of the Company or the Partnership.

(2)     BORROWINGS

        (a)   Line of Credit

              At December 31, 1996, the Company had a revolving line of credit with a bank to borrow up to $25,000,000 due June 30, 1999. The agreement has provisions to increase the line to $28,000,000 at July 1, 1997 and $33,000,000 at July 1, 1998. Borrowings under the line are limited to qualified accounts receivable and inventory, as defined. The maximum borrowing base available at December 31, 1996 was $24,090,970, which is limited by the letters of credit of approximately $708,000 (see Notes 5 and 7). The Company had $189,874 available under the line on December 31, 1996. This line of credit bears interest at the bank's prime rate (8.25% at December 31, 1996) plus 0% to 3/4% dependent upon certain conditions, or the London Interbank Offered Rate (5.7813% at December 31, 1996) plus 200 to 300 basis points or some combination thereof, as defined, and is secured by substantially all of the assets of Stow. At December 31, 1996 and 1995, the weighted average interest rate on the line of credit was 7.93% and 8.38%, respectively.

              Under the terms of the line of credit, the Company is required to, among other things, maintain certain financial covenants, as defined. In addition, the agreement contains certain restrictions on the sale or disposition of Company assets. At December 31, 1996, the Company was either in compliance with such covenants or such events of noncompliance were waived by the bank.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(2)    BORROWINGS (Continued)

       (b)    Long-Term Debt

              Long-term debt consists of the following at December 31, 1996 and 1995:


                                                                                               1996              1995
             Mortgage note payable                                                       $     4,378,592  $     4,446,075

             Term note payable to a bank maturing December 31, 1998. Payments are due in monthly installments of $43,842, with interest at the bank's prime rate (8.25% at December 31, 1996) plus .5% and secured by
             substantially all assets of the Company                                           1,096,052        1,622,158

             Notes payable to a bank, due in 1996, payable in monthly installments of $6,855 carrying interest at 7.25% and secured by a mortgage deed and
             equipment                                                                                 -          344,968

             Notes payable to a bank, due in 2001, payable in monthly installments of
             $6,005 carrying interest at the bank's prime rate (8.25% at December 31,
             1996) plus .5% and secured by a mortgage deed                                       290,993                -

             Note payable to Brattleboro Development Credit Corporation, payable in monthly installments of $661 carrying interest at 12%, maturing in 2001
             and secured by land and building                                                     26,288           30,765

             Note payable to Vermont 503, due in 2007, payable in monthly installments
             of $1,904 carrying interest at 10.57% and secured by land and building              145,564          152,618

             Note payable to the U.S. Small Business Administration, due in 2001,
             payable in monthly installments of $2,557 carrying interest at 8.25% and
             secured by land and building                                                        114,316          134,649
                                                                                         ---------------  ---------------

                                                                                               6,051,805        6,731,233

             Less--Current portion                                                               768,644        1,081,137
                                                                                         ---------------  ---------------

                                                                                         $     5,283,161  $     5,650,096
                                                                                         ===============  ===============


          The mortgage note is payable in equal monthly principal and interest payments of $38,837 over 25 years and carries interest at the bank's prime rate (8.25% at December 31, 1996) plus 3/4%, adjustable quarterly.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(2)    BORROWINGS (Continued)

       (b)    Long-Term Debt (Continued)

              Under the terms of the mortgage note, the Company is required to, among other things, maintain certain levels of tangible debt-to-net worth ratios and current ratios. In addition, the mortgage note agreement places certain limitations on salaries, dividends and capital expenditures. At December 31, 1996, the Company was either in compliance with such covenants or such events of noncompliance were waived by the bank. The mortgage note is secured by the Company's principal operating facility, its truck maintenance facility and its land.

              The terms of the U.S. Small Business Administration note agreement, among other things, place restrictions on dividends, capital distributions, capital expenditures and officer compensation. Also, under the terms of the U.S. Small Business Administration note agreement, the Company is required to maintain positive net income after taxes and a minimum debt-to-equity ratio. The Company was not in compliance with all of the various covenants of the note agreement as of December 31, 1996, and such covenants were not waived by the lenders. Accordingly, the amount outstanding under the agreement is callable and has been classified as current in the accompanying combined balance sheet at December 31, 1996.

              The annual principal requirements for long-term debt are as follows as of December 31, 1996:


                                         Amount
              December 31,
                 1997               $       768,644
                 1998                       710,892
                 1999                       154,499
                 2000                       169,363
                 2001                       179,828
                 Thereafter               4,068,579
                                    ---------------

                                    $     6,051,805
                                    ===============

       (3)    STOCKHOLDERS' EQUITY

              Total stockholders' equity consists of the combined equity of the Company and the Partnership. At December 31, 1996 and 1995, the Company had equity of $2,065,806 and $1,233,096, respectively, and the Partnership had equity of $1,948,271 and $2,480,953, respectively.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(4)    RELATED-PARTY TRANSACTIONS

       (a)    Notes Payable to Officers/Stockholders

              Notes payable to officers/stockholders, totaling $6,626,323 and $5,803,308 at December 31, 1996 and 1995, respectively, are due on demand and carry interest at 8.25% and 9.25%, respectively. The noteholders have waived rights to collect $6,043,097 of these notes through December 31, 1997, and accordingly, that portion of the notes has been classified as long-term in the accompanying combined balance sheets. These long-term notes are subordinated to all bank debt. The accompanying combined statements of operations includes approximately $483,000, $507,000 and $359,000 in 1996,
              1995 and 1994, respectively, of interest expense relating to the notes.

       (b)    Other Related-Party Transactions

              The principal stockholder of the Company formerly owned a 67% interest in a food processing company. During 1994, the food processing company was sold to an unrelated party. Purchases from this food processing company were approximately $2,337,000 in 1994 prior to the sale. Sales to this company were approximately $17,000 in 1994 prior to the sale. In addition, the principal stockholders of the Company own retail operations that sell products distributed by the Company. Sales to these companies amounted to approximately $230,000, $287,000 and $348,000 in 1996,
              1995 and 1994, respectively, of which approximately $10,000 and $28,000 is included in accounts receivable in the accompanying combined balance sheets as of December 31, 1996 and 1995, respectively.

(5)    LEASE OBLIGATIONS

       The Company leases certain warehouse and computer equipment under capital leases. Additionally, the Company leases a warehouse, vehicles and equipment under noncancelable and cancelable operating leases that expire through October 2001. In 1993, the Company entered into a noncancelable 10-year lease agreement for a warehouse facility located in Pennsylvania. Rental expense under the noncancelable operating leases was approximately $744,000, $468,000 and $530,000 in 1996, 1995

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(5)       LEASE OBLIGATIONS (Continued)

          and 1994, respectively. The future minimum lease payments under noncancelable operating and capital leases at December 31, 1996 are as follows:

                                                                Operating           Capital
                                                                  Leases            Leases
        December 31,
           1997                                              $       772,418    $    212,250
           1998                                                      426,268         211,552
           1999                                                      424,118          86,269
           2000                                                      417,666          74,880
           2001                                                      413,864          43,680
           Thereafter                                                577,791               -
                                                             ---------------    ------------

                                                             $     3,032,125         628,631
                                                             ===============

        Less--Amount representing interest                                            97,803
                                                                                ------------

                   Present value of minimum lease payments                           530,828

        Less--Current portion                                                        172,164
                                                                                ------------

                                                                                $    358,664
                                                                                ============

       The 10-year Pennsylvania warehouse lease includes a fixed-price purchase option exercisable by the Partnership at the end of years seven through ten. The annual rent is fixed at approximately $408,000 for years one through five, with escalation in years six through ten based on the one-year treasury note rate. The Company has issued a letter of credit of approximately $408,000, which expires in June 1997, as security for performance under the terms of the lease agreement.

(6)    EMPLOYEE BENEFIT PLAN

       The Company maintains a defined-contribution retirement plan that qualifies under Section 401(k) of the Internal Revenue Code. The plan allows eligible employees to contribute up to 10% of their compensation; the first 6% contributed is matched by the Company to the extent of 55% of an employee's contribution. Company contributions to the plan in 1996, 1995 and 1994 amounted to approximately $210,000, $164,000 and $156,000, respectively.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                DECEMBER 31, 1996

                                   (Continued)


(7)    CONTINGENCIES

       The Company self-insures medical benefits provided to employees. Northwest National Life acts as the administrator of the medical benefits plan. The Company maintains stop-loss insurance coverage on a claims-made basis for the plan year ending May 30, 1997. The stop-loss coverage limits maximum annual payments for employee health insurance to $1,217,546 in the aggregate and $60,000 per employee. The Company accrues for claims based on historical claim amounts and activity and historical lag times.

       On August 1, 1995, the Company converted its workers' compensation coverage provided to employees to a fully insured, premium-based plan. Prior to August 1, the Company was self-insured with respect to workers' compensation. Liberty Mutual acted as administrator of the plan.

       Litigation

       The Company is involved in litigation arising in the ordinary course of business. After consultation with legal counsel, management believes that these matters will be resolved without material adverse effect on the Company's future financial position or results of operations.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

          COMBINED BALANCE SHEETS--APRIL 25, 1997 AND DECEMBER 31, 1996


                                                        ASSETS

                                                                                         April 25,       December 31,
                                                                                           1997              1996
                                                                                        (Unaudited)
CURRENT ASSETS:
   Cash                                                                              $       542,840  $       412,017
   Accounts receivable, net                                                               14,979,938       14,171,382
   Inventory                                                                              27,429,491       26,465,143
   Prepaid expenses                                                                          612,608          521,815
                                                                                     ---------------  ---------------

           Total current assets                                                           43,564,877       41,570,357
                                                                                     ---------------  ---------------

PROPERTY AND EQUIPMENT, NET                                                               12,049,010       12,287,236
                                                                                     ---------------  ---------------

OTHER ASSETS, NET                                                                            521,464          521,464
                                                                                     ---------------  ---------------

           Total assets                                                              $    56,135,351  $    54,379,057
                                                                                     ===============  ===============

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of capitalized lease obligations and long-term debt                $       936,431  $       940,808
  Accounts and drafts payable                                                             15,885,214       12,514,514
  Accrued expenses                                                                         2,240,061        1,448,266
  Demand notes payable to officers/stockholders                                              583,226          583,226
                                                                                     ---------------  ---------------

           Total current liabilities                                                      19,644,932       15,486,814
                                                                                     ---------------  ---------------

LONG-TERM REVOLVING LINE OF CREDIT                                                        20,522,307       23,193,244
                                                                                     ---------------  ---------------

LONG-TERM DEBT, LESS CURRENT PORTION                                                       5,064,250        5,283,161
                                                                                     ---------------  ---------------

CAPITALIZED LEASE OBLIGATIONS, LESS CURRENT PORTION                                          295,184          358,664
                                                                                     ---------------  ---------------

NOTES PAYABLE TO OFFICERS/STOCKHOLDERS                                                     6,043,097        6,043,097
                                                                                     ---------------  ---------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $1 par value-
     Voting-
       Authorized--8,502 shares
       Issued and outstanding--200 shares                                                        200              200
     Nonvoting-
       Authorized, issued and outstanding--1,498 shares                                        1,498            1,498
  Additional paid-in capital                                                                 299,641          299,641
  Retained earnings/partners' capital                                                      4,264,242        3,712,738
                                                                                     ---------------  ---------------

           Total stockholders' equity                                                      4,565,581        4,014,077
                                                                                     ---------------  ---------------

           Total liabilities and stockholders' equity                                $    56,135,351  $    54,379,057
                                                                                     ===============  ===============

   The accompanying notes are an integral part of these combined financial statements.

                        STOW MILLS, INC. AND SUBSIDIARY
                           AND HENDRICKSON PARTNERS

                       COMBINED STATEMENTS OF OPERATIONS
                           FOR THE FOUR MONTHS ENDED

                                                        April 25, 1997    April 26, 1996
                                                                   (Unaudited)

NET SALES                                               $    69,699,795  $    66,372,744

COST OF SALES                                                56,675,933       53,140,828
                                                        ---------------  ---------------

         Gross profit                                        13,023,862       13,231,916

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                 11,450,995       11,546,479
                                                        ---------------  ---------------

         Income from operations                               1,572,867        1,685,437

OTHER INCOME                                                    132,278           93,688

INTEREST EXPENSE                                                977,496          815,579
                                                        ---------------  ---------------

         Net income before provision for income taxes           727,649          963,546

PROVISION FOR INCOME TAXES                                      106,145           48,722
                                                        ---------------  ---------------

         Net income                                     $       621,504  $       914,824
                                                        ===============  ===============

         Net income per share                              $366.02          $538.77
                                                           =======          =======

   The accompanying notes are an integral part of these combined financial statements.

                         STOW MILLS, INC. AND SUBSIDIARY
                            AND HENDRICKSON PARTNERS

                        COMBINED STATEMENTS OF CASH FLOWS
                            FOR THE FOUR MONTHS ENDED

                                                                                     April 25, 1997    April 26, 1996
                                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                                        $       621,504  $       914,824
   Adjustments to reconcile net income to net cash provided by (used in) operating activities-
     Depreciation and amortization                                                           442,114          458,553
     Loss on sale disposal of property and equipment                                               -            9,599
     Changes in assets and liabilities, net of acquisition-
       Accounts receivable, net                                                             (808,556)        (370,982)
       Inventory                                                                            (964,348)      (3,480,059)
       Prepaid expenses                                                                      (90,793)         (24,583)
       Other assets                                                                                -           (9,911)
       Accounts and drafts payable                                                         3,370,700       (2,572,836)
       Accrued expenses                                                                      817,265        3,729,824
                                                                                     ---------------  ---------------

              Net cash provided by (used in) operating activities                          3,387,886       (1,345,571)
                                                                                     ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition, net of cash acquired                                                               -         (899,931)
   Property and equipment additions                                                         (203,888)         (51,265)
                                                                                     ---------------  ---------------

              Net cash used in investing activities                                         (203,888)        (951,196)
                                                                                     ---------------  ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from line of credit                                                           (2,670,937)       2,866,747
   Payments of long-term debt and capitalized lease obligations                             (286,768)        (230,386)
   Proceeds from notes payable to officers/stockholders                                            -           25,928
   Dividends paid                                                                            (25,470)         (16,980)
   Cash distributions paid to partners                                                       (70,000)         (60,000)
                                                                                     ---------------  ---------------

              Net cash provided by (used in) financing activities                         (3,053,175)       2,585,309
                                                                                     ---------------  ---------------

NET INCREASE IN CASH                                                                         130,823          288,542

CASH, BEGINNING OF YEAR                                                                      412,017          387,199
                                                                                     ---------------  ---------------

CASH, END OF YEAR                                                                    $       542,840  $       675,741
                                                                                     ===============  ===============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                                            $       786,853  $       955,183
                                                                                     ===============  ===============
   Cash paid for taxes                                                               $        10,000  $        18,722
                                                                                     ===============  ===============

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
   Reconciliation of assets acquired and liabilities assumed in acquisition-
     Fair value of assets acquired                                                   $             -  $     1,347,877
     Cash paid                                                                                     -         (900,881)
                                                                                     ---------------  ---------------
   Liabilities assumed                                                               $             -  $       446,996
                                                                                     ===============  ===============
   Capital lease obligation                                                          $             -  $       304,571
                                                                                     ===============  ===============


   The accompanying notes are an integral part of these combined financial statements.

                        STOW MILLS, INC. AND SUBSIDIARY
                           AND HENDRICKSON PARTNERS

                    NOTES TO COMBINED FINANCIAL STATEMENTS




(1)    BASIS OF PRESENTATION

       The accompanying unaudited combined financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
       Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation of the financial statements, primarily consisting of normal recurring adjustments, have been included. Operating results for the four months ended April 25, 1997 are not necessarily indicative of the results that may be expected for the year ending December 31, 1997.

       These statements should be read in conjunction with the consolidated financial statements, notes and other information included in the Company's December 31, 1996 financial statements.

(2)    SUBSEQUENT EVENTS

       Effective June 23, 1997, the Company signed an agreement to merge with United Natural Foods, Inc. (United), a natural foods distributor headquartered in Connecticut. The merger agreement requires that each share of the Company's common stock be converted to 2,880.18 shares of United's common stock, subject to certain adjustments, up to a maximum of 5,000,000 shares.

       Effective June 20, 1997, the partners of Hendrickson Partners (Hendrickson) assigned their ownership interests in Hendrickson to Stow Mills, Inc. (Stow Mills). Stow Mills then dissolved the partnership and issued 19 shares to each of the partners as consideration for Hendrickson. The number of shares to be issued by Stow was determined by dividing the book value of Hendrickson by the fair value of Stow's common stock.

(3)    STUB PERIODS PRESENTED

       During interim periods, Stow Mills closes its books using a 13-week quarter, which results in two four-week months and one five-week month in a quarter.

(4)    DEBT COVENANTS

       The Company's line of credit and certain long-term debt agreements contain financial and nonfinancial covenants. At April 30, 1997, the Company was either in compliance with such covenants or such events of noncompliance were waived by the banks.